STOCK PURCHASE AND EXCHANGE AGREEMENT

     THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the tenth day of June 1998, by and among Interactive Buyers Network International, Ltd., a Nevada corporation ("IBNL", and/or "Optionor"), Dennis W. McQuilliams ("McQuilliams"), Donald E. Britton ("Britton") and David
K. Brazier ("Brazier"). McQuilliams, Britton and Brazier are hereinafter collectively referred to as the "WPG Shareholders", DX3,Inc. a corporation of the State of Washington, that is wholly owned by the WPG Shareholders, hereinafter referred to as "DX3".

     A. Wpg.net, Inc. ("WPG") is incorporated under the laws of the State of Washington.

     B. As of the date hereof, there are an aggregate of 1,000,000 shares of WPG's Common Stock no par value (the "WPG Common Stock"), issued and outstanding. There are no options or warrants or other rights outstanding to purchase shares of WPG Common Stock or any other ownership interest in WPG.

     C. All of the issued and outstanding shares of WPG Common Stock are owned, beneficially and of record, by the WPG Shareholders, who together own an aggregate of 1,000,000 shares of WPG Common Stock in the respective numbers of shares set forth opposite the name of each on the signature page of this Agreement.

     D. The WPG Shareholders desire to sell to IBNL, and IBNL desires to purchase and acquire from the WPG Shareholders, all of the shares of WPG's Common Stock, in consideration of the exchange therefor of 500,000 shares of the common stock of IBNL, on the terms and subject to the conditions set forth herein; and an option to purchase an additional 500,000 shares of the common stock of IBNL subject to the terms and conditions set forth in the "Option to Purchase Common Stock of Interactive Buyers Network International, Ltd. " agreement incorporated herein by this reference; and the Royalties as set forth in paragraph "F" of this agreement.

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     E.     The  parties hereto intend that the issuance of the shares of IBNL's
Common Stock in exchange for all of the WPG Common Stock shall qualify as a "tax-free" reorganization as contemplated by the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1954, as amended.

     F. 1 ROYALTY. DX3, Inc. shall be paid a royalty based upon gross sales or use, as defined in F,3, of Base Publisher ("BP"), a product now under development by WPG with release expected by July 1998. The royalty will be continually and perpetually paid on a quarterly basis at the rate of fifty percent (50%) of all gross revenue, less returns, credit losses and cash discounts, received by Optionor, from the sale or use of BP based upon financial records of Optionor, subject to adjustment annually upon audit by Optionor's independent auditors.

     F.2. Base Publisher ("BP"), a product now under development by WPG is to include, but not be limited to, all evolutions, revisions, enhancements, upgrades, additions, tools, defined if F.4, and/or new versions or similar products and to include any name changes in the product.

     F.3 The term "use" as relating to the BP product as used herein is defined as any use of the BP product, as defined, whether or not revenue is derived from the use or sale of the BP product. If the BP is sold or marketed without a minimum of Five dollars ($5.00) per site specific revenue or is sold or marketed as part of a package of products or services, then IBNL will negotiate with DX3 and agree to a fair value being assigned as revenue to the BP sales for purposes of this agreement. If IBNL and DX3 cannot agree to a fair value then a minimum value of Five dollars ($5.00) or Fifty percent (50%) of the package of products, whichever is greater, per site shall be assigned as BP revenue.

     F.4 The term "Tools" shall mean any products developed in support or the BP product or to be used in conduction with the BP product or as an add on to the BP product. The term "ToolBox" in inclusive with the term "Tools". This clause shall not apply to the Virtual Source product or any enhancements or improvements to the Virtual Source product.


     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

     1.1     At  the  Closing  to  be  held in accordance with the provisions of
Section 2 below, IBNL agrees to sell, and each of the WPG Shareholders agrees, jointly and severally, to purchase from IBNL an aggregate of 500,000 of authorized and newly issued shares of IBNL's Common Stock. The 500,000 shares shall be issued in the name of DX3, Inc., a corporation of the State of Washington that is wholly owned by the WPG Shareholders. In consideration for the issuance and sale of IBNL's Common Stock to the WPG Shareholders, and as payment in full of the purchase price for IBNL's Common Stock to be issued and sold to, and purchased by, each of them pursuant to the provisions of this Agreement, at the Closing each WPG Shareholder shall deliver to IBNL the certificates evidencing that respective number of shares of WPG Stock owned by each which is set forth opposite his name on the signature page hereof.

                                    ARTICLE 2

                            CLOSING AND POST-CLOSING

     2.1 The consummation of the sale to and purchase by the WPG Shareholders of IBNL's Common Stock contemplated hereby (the "Closing") shall be effective upon final execution and delivery by all of the parties of this Agreement and each of the agreements and certificates specified in this Section
2.1 (the "Closing Date"). If the Closing fails to occur by June 30, 1998, or by such later date to which the Closing may be extended as provided hereinabove, this Agreement shall automatically terminate, all parties shall pay their own expenses incurred in connection herewith, and no party hereto shall have any further obligations hereunder; provided, however, that no such termination shall constitute a waiver by any party or parties which is not in default of any of its or their respective representations, warranties or covenants herein, of any rights or remedies it or they might have at law if any other party or parties is in default of any of its or their respective representations, warranties or covenants under this Agreement. At the Closing, as conditions thereto,

     (a) IBNL shall deliver, or cause to be delivered, to the WPG Shareholders:

          (i) Certificates for the 500,000 shares of IBNL's Common Stock issued in the name of DX3, Inc., in form and substance reasonably satisfactory to the WPG Shareholders (these certificates will be delivered after the Closing);

          (ii) Employment Agreements between IBNL and Messrs. McQuilliams, Britton and Brazier specified in Section 6.3(b) below; and

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          (iii)Option Agreement between IBNL and DX3, Inc.  specified in Section
               6.3(c) below.

          (iv) UBC filing or other security filing in favor of DX3 to protect the terms in Clause 2.3 contained herein.

     (b) The WPG Shareholders shall deliver, or cause to be delivered, to IBNL:

          (i) A stock certificate or certificates evidencing the ownership of each WPG Shareholder of all shares of WPG Stock owned by them, duly endorsed for transfer to IBNL (these certificates will be delivered after the Closing);

          (ii) The  Employment  Agreements  referred to in Section 6.3(b) below;
               and

          (iii)Resignations  of  WPG's  officers  and  directors   specified  in
               Section 6.4(c)  below.

     2.2 Following the Closing, WPG will become a wholly owned subsidiary of IBNL. Subject to the terms and conditions of the Employment Agreements referred to in Section 6.3(b) below, McQuilliams will be the chief executive of WPG. Britton and Brazier will report to McQuilliams.

     2.3 In the event that IBNL ceases to operate, for any reason, including without limitation the filing of a voluntary bankruptcy petition, making an assignment for the benefit of creditors or ceasing all business operations, or if IBNL is sold without WPG or the BP product as defined herein, and/or ceases to actively sell, market, promote and/or utilize the BP product as defined herein, the intellectual property rights to Base Publisher that are owned by IBNL at that time, including improvements made to Base Publisher prior to such cessation or sale, and other products developed by WPG prior to the date of this Agreement, except for any such rights related to products of IBNL or its subsidiary, Virtual SOURCE, Inc., a Nevada corporation, shall be transferred to DX3, Inc.


                                    ARTICLE 3

     IBNL hereby represents and warrants to the WPG Shareholders, and each of them, as follows (it being acknowledged that the WPG Shareholders are entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of the WPG Shareholders hereunder):

     3.1 IBNL is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon IBNL. IBNL has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation as amended to date and the Bylaws of IBNL as amended to date, certified by the President and the Secretary of IBNL, which have been made available to the WPG Shareholders prior to the execution hereof are true and complete copies thereof as in effect as of the date hereof.

     3.2 IBNL has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, and to issue and sell IBNL's Common Stock to the WPG Shareholders and to perform all of its obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of IBNL, which authorizations remain in full force and effect, have been duly executed and delivered by IBNL, and no other corporate proceedings on the part of IBNL are required to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of IBNL and is enforceable with respect to IBNL in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation by IBNL of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which IBNL is a party or by which IBNL or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to IBNL or any of the assets or properties of IBNL. No authorization, consent or approval of any public body or authority is necessary for the consummation by IBNL of the transactions contemplated by this Agreement.

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
     3.3 The authorized capital stock of IBNL consists of 50,000,000 shares of Common Stock, $.01 par value (defined above as the "IBNL's Common Stock"), and 5,000,000 shares of Preferred Stock, $.01 par value. As of June 1, 1998 there are 10,054,336 shares of IBNL's Common Stock issued and outstanding (not including outstanding warrants, options, calls, commitments or other rights to subscribe for or to purchase from IBNL any capital stock of IBNL or any securities convertible into or exchangeable for any shares of capital stock of IBNL, or any other securities or agreement pursuant to which IBNL is or may become obligated to issue any shares of its capital stock) and no shares of Preferred Stock are outstanding. All of the outstanding shares of IBNL's Common Stock have been, and all of IBNL's Common Stock to be issued and sold to the WPG Shareholders pursuant to this Agreement will be, duly authorized, validly issued, fully paid and nonassessable. There currently are no rights, agreements or commitments of any character obligating IBNL, contingently or otherwise, to register any shares of its capital stock under any applicable federal or state securities laws.

     3.4 True and complete copies of IBNL's financial statements for the fiscal year ended January 31, 1997, which contains the audited financial statements of IBNL for the year ended, have been made available to the WPG Shareholders. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "IBNL Financial Statements," and IBNL's balance sheet as of January 31, 1997 included therein is hereinafter sometimes referred to as the "Balance Sheet." IBNL Financial Statements (i) are derived from the books and records of IBNL, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of IBNL, (ii) fairly and accurately present the financial condition of IBNL on the respective dates of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto). True and complete copies of IBNL's preliminary financial statements for the year ended January 31, 1998, have been made available to the WPG Shareholders.

     3.5 IBNL has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in IBNL Financial Statements.

     3.6 Except as and to the extent reflected or reserved against in the Balance Sheet or other financial statements described in Section 3.4 above, IBNL has no liability(s) or obligation(s) (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of IBNL.

     3.7 Since January 31, 1998, except as disclosed in Exhibit B there has been no materially adverse change in the condition (financial or otherwise) of the Company or in its assets, liabilities, properties, business, operations or prospects.

     3.8 There are no actions, suits or proceedings pending or, to the best of IBNL's knowledge, threatened against or affecting IBNL (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of IBNL in connection with the business, operations or affairs of IBNL, which might result in any adverse change in the business, properties or assets, or in the condition (financial or otherwise) of IBNL, or which might prevent the sale of the Shares pursuant to this Agreement. IBNL is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

     3.9 IBNL has no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement, and IBNL shall indemnify and hold the WPG Shareholders harmless against any liability or expenses arising out of any such claim, asserted against either the WPG Shareholders or IBNL by any party.

     3.10 IBNL, through its current officers and directors, has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the issuance of IBNL's Common Stock in exchange and consideration for the WPG Stock as contemplated hereby. IBNL understands and acknowledges that the WPG Stock was originally issued to the WPG Shareholders, and will be sold and transferred to IBNL, without registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities or "Blue Sky" law, in reliance upon specific exemptions therefrom, and in furtherance thereof IBNL represents that the WPG Stock will be taken and received by IBNL for its own account for investment, with no present intention of a distribution or disposition thereof to others. IBNL further acknowledges and agrees that the certificate(s) representing the WPG Stock transferred to IBNL shall bear a restrictive legend, in substantially the following form:

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
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE "RESTRICTED SECURITIES," AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

     3.11 Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the WPG Shareholders by IBNL in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.


                                    ARTICLE 4

     Each of the WPG Shareholders hereby represents and warrants to IBNL as follows (it being acknowledged that IBNL is entering into this Agreement in material reliance upon each of the following representations and warranties, that the truth and accuracy of each of which constitutes a condition precedent to the obligations of IBNL hereunder):

     4.1 Each of the WPG Shareholders has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, and to perform all of the obligations to be performed by them hereunder. This Agreement and all other agreements, documents and instruments to be executed by the WPG Shareholders in connection herewith have been duly executed and delivered and constitute the legal, valid and binding obligations of the WPG Shareholders executing and delivering the same, and are enforceable with respect to such WPG Shareholders in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation by any of the WPG Shareholders of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which a WPG Shareholder is a party or by which a WPG Shareholder or any of his assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to WPG Shareholder or any of the assets or properties of a WPG Shareholder. No authorization, consent or approval of any public body or authority is necessary for the consummation by the WPG Shareholders of the transactions contemplated hereby.

     4.2 The WPG Shareholders together collectively own an aggregate of 1,000,000 shares of WPG Stock, constituting all of the issued and outstanding shares of capital stock of WPG, free and clear of (i) any lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance of any kind or nature whatsoever, and (ii) any claim as to ownership thereof or any rights, powers or interest therein by any third party, whether legal or beneficial, and whether based on contract, proxy or other document or otherwise. All of the shares of WPG Stock have been duly authorized and validly issued and are fully paid and nonassessable. At of the date hereof there are 1,000,000 shares of WPG's Common Stock issued and outstanding, with no shares of WPG's Common Stock held in its treasury, and no shares of Preferred Stock are outstanding. All of the outstanding shares of WPG's Common Stock have been, and all of WPG's Common Stock to be sold to IBNL pursuant to this Agreement will be, duly authorized, validly issued, fully paid and nonassessable. Except as set forth above in this
Section 4.2, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from WPG any capital stock of WPG or any securities convertible into or exchangeable for any shares of capital stock of WPG, or any other securities or agreement pursuant to which WPG is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of WPG to repurchase, redeem or otherwise acquire any outstanding shares of WPG's Common Stock. There currently are no rights, agreements or commitments of any character obligating WPG, contingently or otherwise, to register any shares of its capital stock under any applicable federal or state securities laws.

     4.3 WPG is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, WPG has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation of WPG as amended to date and the Bylaws of WPG as amended to date, certified by the President and the Secretary of WPG, which have been delivered to IBNL prior to the execution hereof are true and complete copies thereof as in effect as of the date hereof.

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     4.4     WPG  was incorporated on October 23, 1996. True and complete copies of WPG's financial statements for the period ended May 31, 1998, which contains the unaudited financial statements of WPG, have been made available to the IBNL. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "WPG Financial Statements," and WPG's balance sheet as of May 31, 1998, included therein is hereinafter sometimes referred to as the "WPG Balance Sheet." WPG Financial Statements (i) are derived from the books and records of WPG, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of WPG, (ii) fairly and accurately present the financial condition of WPG on the respective dates of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto)Effective upon the Closing, all proprietary systems and programs, computer technology, and other intellectual property developed or in development by WPG, or by others for WPG's benefit (hereinafter collectively referred to as the "WPG Properties"), shall become the property of IBNL whether now owned by WPG or the WPG Shareholders. A complete list of the WPG Properties is described in Exhibit C attached hereto.

     4.5 WPG has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in WPG's Financial Statements.

     4.6 WPG has no liability(s) or obligation(s) (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of WPG.

     4.7 Since May 31, 1998, there has been no materially adverse change in the condition (financial or otherwise) of WPG or in its assets, liabilities, properties, business, operations or prospects.

     4.8 There are no actions, suits or proceedings pending or, to the best of the WPG Shareholders' knowledge, threatened against or affecting any of the WPG Shareholders or WPG (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of WPG in connection with the business, operations or affairs of WPG which might result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of WPG, or which might prevent the purchase of IBNL's Common Stock by the WPG Shareholders or the transfer to IBNL of the WPG Stock by the WPG Shareholders pursuant to this Agreement or the performance by the WPG Shareholders of any of the obligations to be performed by the WPG Shareholders under this Agreement. Neither WPG nor any of the WPG Shareholders is subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code, nor have any of them made an assignment for the benefit of creditors.

     4.9 The WPG Shareholders have no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement, and the WPG Shareholders shall each individually indemnify and hold IBNL harmless against any liability or expenses arising out of any such claim asserted against IBNL but only to the extent where said individual had prior knowledge or responsibility for circumstances leading to such claims.

     4.10 Each WPG Shareholder has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the purchase and acquisition of IBNL's Common Stock in exchange and consideration for the shares of WPG Stock owned by him as contemplated hereby. Each WPG Shareholder acknowledges that the shares of IBNL's Common Stock to be issued to DX3 in the transactions contemplated hereby will be issued by IBNL without registration or qualification or other filings being made under the Federal Securities Act of 1933, as amended, or the securities or "Blue Sky" laws of any state, in reliance upon specific exemptions therefrom, and in furtherance thereof each WPG Shareholder represents that the shares of IBNL's Common Stock to be received by DX3 will be taken for DX3's account for investment, with no present intention of a distribution or disposition thereof to others. Each WPG Shareholder agrees that the certificate(s) representing the shares of IBNL's Common Stock issued to DX3 shall be subject to a stop-transfer order and shall bear a restrictive legend, in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE "RESTRICTED SECURITIES," AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

     4.11 Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to IBNL by the WPG Shareholders in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

                                    ARTICLE 5

     IBNL and the WPG Shareholders hereby covenant to and agree with the other that between the date hereof and the Closing:

     5.1 IBNL and the WPG Shareholders shall each give to other and authorized representatives thereof full access, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities, to any and all of the premises, properties, contracts, books, records and affairs of IBNL or WPG, as the case may be, and will cause the officers of IBNL or WPG, as the case may be, to furnish any and all data and information pertaining to its business that the other may from time to time reasonably require. Unless and until the transactions contemplated by this Agreement have been consummated, each party and its representatives shall hold in confidence all information so obtained and if the transactions contemplated hereby are not consummated will return all documents hereinabove referred to and obtained therefrom. Such obligation of confidentiality shall not extend to any information which is shown to have been previously (i) known to the party receiving it (ii) generally known to others engaged in the trade or business of IBNL or WPG, as the case may be,
(iii) part of public knowledge or literature, or (iv) lawfully received from a third party.

     5.2 The current officers and directors of IBNL and the WPG Shareholders shall each take all necessary actions to cause IBNL and WPG, respectively, to maintain in full force and effect its corporate existence, rights, franchises and good standing, and shall not cause or permit to be made any change in the Articles or Bylaws of IBNL or WPG, as the case may be.

     5.3 The WPG Shareholders shall take all necessary actions to cause WPG to conduct its business diligently in the ordinary course of business as an ongoing concern and to maintain the books, accounts and records of WPG in the usual, regular and ordinary manner.

                                    ARTICLE 6

     The respective obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

     6.1 There shall have been obtained any and all permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to the WPG Shareholders and to IBNL, are required for the consummation of the transactions contemplated hereby.

     6.2 No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

     6.3 The obligation of the WPG Shareholders hereunder to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction of each of the further conditions set forth below, any or all of which may be waived by the WPG Shareholders in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the WPG Shareholders of any other condition or of any of their rights or remedies, at law or in equity, if IBNL shall be in default or breach of any of its representations, warranties or covenants under this Agreement:

     (a) IBNL shall have performed the agreements and covenants required to be performed by them under this Agreement prior to the Closing, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of IBNL since the date hereof, and the representations and warranties of IBNL contained herein shall, except as contemplated or permitted by this Agreement, be true in all material respects on and as of the date of Closing as if made on and as of such date;

     (b) IBNL shall have executed and delivered an Employment Agreement to each of Messrs. McQuilliams, Britton and Brazier, dated as of June 16, 1998, in the forms thereof attached hereto as Exhibits C-1, C-2 and C-3, respectively; and

     (c) IBNL shall have executed and delivered an Option Agreement between IBNL and DX3, Inc. to the WPG Shareholders, dated as of June 10, 1998, in the forms thereof attached hereto as Exhibit D.

     6.4 The obligation of IBNL to consummate the transactions contemplated by this Agreement is expressly subject to the further conditions set forth below:

     (a) The WPG Shareholders and WPG shall have performed the agreements and covenants required to be performed by them under this Agreement prior to the Closing, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of the WPG since the date hereof, and the representations and warranties of the WPG Shareholders contained herein shall, except as contemplated or permitted by this Agreement, be true in all material respects on and as of the date of Closing as if made on and as of such date;

     (b) Each of the current officers and directors of WPG, except McQuilliams, shall have resigned all of their respective offices of WPG, effective as of the Closing Date, electing the following individuals to the Board of Directors of WPG:

                               Robert C. McShirley
                                 Samuel E. Bradt
                              Dennis W. McQuilliams

                                    ARTICLE 7

     7.1 IBNL and the WPG Shareholders shall each pay all of their own respective taxes, attorneys' fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement respectively to be performed or observed by each of them.

     7.2 The respective representations and warranties contained herein and in any other document or instrument delivered by or on behalf of IBNL and the WPG Shareholders shall survive the Closing. Nothing contained in this Section
7.2 shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, at any time after the Closing, nor shall it prevent or preclude any party from pursuing any and all available remedies at law or in equity for actual fraud in the event that, prior to the Closing, any other party had actual knowledge of any material breach of any of its representations and warranties herein but failed to disclose to or actively concealed such knowledge prior to the Closing from the other party(s) to whom the representations and warranties were made.

                                    ARTICLE 8

     8.1 Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

     8.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the heirs, personal representatives, successors and assigns of all of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

     8.3 This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

     8.4 All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or sent by registered or certified mail, return receipt requested (first-class, postage prepaid), to the parties as follows:

     (a)     If  to  IBNL,  to:

          Interactive  Buyers  Network  International,  Ltd.
          5720  Ralston  Street
          Suite  312
          Ventura,  CA  93003

With  copies  to  :

          Robert  M.  Kern,  Esq.
          Law  Offices  of  Robert  M.  Kern
          23676  Blythe  Street
          West  Hills,  CA  91304

     (b)     If  to  any  of  the  WPG  Shareholders,  to:

          Dennis  W.  McQuilliams
          P.O.  Box  2347
          Woodinville,  WA  98072-2347

     Any party hereto may change its address by written notice to the other party given in accordance with this Section 8.4.

      8.5 This Agreement and the exhibits attached hereto contain the entire agreement between the parties and supersede all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by all parties hereto. The parties understand and agree that further and mutual revisions to this agreement are contemplated and the final version of this agreement will incorporate the changes made herein and will supercede this agreement and will be effective as the date of this agreement.

     8.6 Prior to the Closing, neither the execution of this Agreement nor the performance of any provision contained herein shall cause any party hereto to be or become liable in any respect for the operations of the business of any other party, or the condition of property owned by any other party, for compliance with any applicable laws, requirements, or regulations of, or taxes, assessments or other charges now or hereafter due to any governmental authority, or for any other charges or expenses whatsoever pertaining to the conduct of the business or the ownership, title, possession, use, or occupancy of any other party.

     8.7 The captions and headings used herein are for convenience only and shall not be construed as a part of this Agreement.

     8.8 In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

     8.9 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document. For purposes of executing this Agreement, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document.

     8.10 If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     8.11 Each party has participated fully in the review and revision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

INTERACTIVE  BUYERS  NETWORK
INTERNATIONAL,  LTD.


By: /S/ Robert C. McShirley
   ------------------------
   Robert C. McShirley, President


"WPG  Shareholders"


/S/ Dennis W. McQuilliams          /S/ Donald Britton
------------------------------     ------------------------------
Dennis W. McQuilliams              Donald Britton
375,000 shares of WPG Stock        250,000 shares of WPG Stock


/S/ David K. Brazier
------------------------------
David K. Brazier
375,000 shares of WPG Stock

                                    EXHIBIT A

                         IBNL'S MATERIAL ADVERSE CHANGES

     For the four months ended May 31, 1998, the Company has lost approximately $400,000 and the Notes payable by the Company have increased by approximately the same amount

     Full dilution at time of closing if all options, warrants and convertible notes are exercised is approximately an additional Two Million Four Hundred Thousand (2,400,000) shares.

                                    EXHIBIT B
                                WPG's PROPERTIES


     All proprietary systems and programs, computer technology, or other intellectual property developed or in development by WPG, or by others for its benefit, shall become the property of IBNL whether now owned by WPG or the WPG Shareholders. Any intellectual property relating to work done by WPG, or others under WPG direction, for Virtual Source, Inc. or Interactive Buyers Network International, Ltd., and all intellectual property relating to Base Publisher or other products developed for commercialization by WPG, or needed for support, or for WPG business infrastructure, or work in progress for other clients are also included.

Due to the timeliness of this contract all cash in the WPG corporate checking account balance as of June 12, 1998 shall be transferred to DX3, Inc. and are not part of this stock transfer Stock holdings in the Prudential Securities accounts shall be transferred in their entirety to DX3, Inc. as soon as possible and is not part of this stock transfer. A new computer purchased and installed on behalf of WPG is not part of this stock transfer and will be reimbursed by IBNL to DX3 These three foregoing items are not to be construed as part of WPG assets or deemed to be part of this contract.

     Resignations From WPG.net, Inc. of Donald Britton and David K. Brazier
               Election of Robert C. McShirley and Samuel E. Bradt


     I, Donald E. Britton, effective immediately, hereby resign from all of my offices and as a director of Wpg.net, Inc.


-------------------------               Dated:__________________
Donald E. Britton


     I, David K. Brazier, effective immediately, hereby resign from all of my offices and as a director of Wpg.net, Inc.


-------------------------               Dated:__________________
David  K.  Brazier


     I, Dennis W. McQuilliams, as the sole officer and director of Wpg.net, Inc., do hereby accept the resignations of David K. Brazier and Donald Britton and elect as their replacements on the Board of Directors, the following persons:

                    Samuel  E.  Bradt
                    Robert  C.  McShirley


-------------------------               Dated:__________________
Dennis  W.  McQuilliams